PROLOR BIOTECH ANNOUNCES SALE OF
$24.4 MILLION OF COMMON STOCK

Nes-Ziona, Israel – March 18, 2010 – PROLOR Biotech, Inc., (OTCBB: PBTH),  a company developing next generation biobetter therapeutic proteins, today announced that it has raised $24.4 million in a private placement of 10,382,975 shares of its common stock, par value $0.00001 per share, to accredited investors at a price of $2.35 per share, which represents an approximate 17% discount to the average closing price of the common stock for the 30-day period prior to closing.  The shares have not been registered and no registration rights have been granted to investors for these shares.  In addition, the shares are subject to a one-year lockup agreement.

“In a challenging market environment, we are pleased to have raised new equity from this diverse group of respected investors, and we appreciate their confidence in PROLOR’s future success,” commented Shai Novik, President of PROLOR.  “PROLOR is now well-capitalized, and we expect that this additional funding will enable us to accelerate our various clinical and pre-clinical development programs.  It is a testimonial to the quality and potential of the company that we have been able to close this offering of unregistered shares, without warrants or registration rights, along with a one-year lockup, at a time when most financing transactions for life sciences companies at our stage include registration rights and substantial warrant coverage.”

Jefferies & Company, Inc. served as Lead Placement Agent on the transaction.  Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc. (NYSE Amex:  LTS), served as co-placement agent.

ABOUT PROLOR BIOTECH
PROLOR Biotech, Inc. is a biopharmaceutical company applying unique technologies, including its patented CTP technology, primarily to develop longer-acting, biobetter, proprietary versions of already approved therapeutic proteins that currently generate billions of dollars in annual global sales.  The CTP technology is applicable to virtually all proteins and PROLOR is currently developing long-acting versions of human growth hormone, which is in clinical development, and interferon beta, factor VII, factor IX and erythropoietin, which are in preclinical development, as well as GLP-1 and other therapeutic peptides.  For more information on PROLOR, visit www.prolor-biotech.com.

Safe Harbor Statement:  This press release contains forward-looking statements, which may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” “suggests” and other words of similar meaning, including statements regarding the results of current clinical studies and preclinical experiments and the effectiveness of PROLOR’s long-acting protein programs, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect PROLOR’s business and prospects, including the risks that PROLOR may not succeed in developing any commercial products, including any long-acting versions of human growth hormone, erythropoietin, interferon beta, GLP-1, and other products; that the long-acting products in development may fail, may not achieve the expected results or effectiveness and/or may not generate data that would support the approval or marketing of these products for the indications being studied or for other indications; that ongoing studies may not continue to show substantial or any activity; that the actual dollar amount of any grants from Israel’s Office of the Chief Scientist is uncertain and is subject to policy changes of the Israeli government, and that such grants may be insufficient to assist with product development; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements. The results of clinical trials in humans may produce results that differ significantly from the results of clinical and other trials in animals. The results of early-stage trials may differ significantly from the results of more developed, later-stage trials. The development of any products using the CTP platform technology could also be affected by a number of other factors, including unexpected safety, efficacy or manufacturing issues, additional time requirements for data analyses and decision making, the impact of pharmaceutical industry regulation, the impact of competitive products and pricing and the impact of patents and other proprietary rights held by competitors and other third parties. In addition to the risk factors described above, investors should consider the economic, competitive, governmental, technological and other factors discussed in PROLOR’s filings with the Securities and Exchange Commission.  The forward-looking statements contained in this pres release speak only as of the date the statements were made, and we do not undertake any obligation to update forward-looking statements, except as required under applicable law.

PROLOR CONTACT:	MEDIA CONTACT:
Shai Novik, President	Barbara Lindheim
PROLOR Biotech, Inc.	GendeLLindheim BioCom Partners
Tel: +1 866 644-7811	+1 212 918-4650

Email: shai@prolor-biotech.com